Exhibit 99.2 Second Quarter 2024 Earnings Results Presentation July 15, 2024

Results Snapshot Net Revenues Net Earnings EPS 2Q24 $12.73 billion 2Q24 $3.04 billion 2Q24 $8.62 2Q24 YTD $ 2 6 . 9 4 bi llion 2Q24 YTD $ 7 . 1 8 bi l l i on 2Q24 YTD $20. 21 1 1 Annualized ROE Annualized ROTE Book Value Per Share 2Q24 10.9% 2Q24 11.6% 2Q24 $327.13 2Q24 YTD 12.8% 2Q24 YTD 13.8% YTD Growth 4.3% 4 Quarterly Highlights Selected Items and FDIC Special Assessment Fee 2 #1 in announced and completed M&A ; $ in millions, except per share amounts 2Q24 2Q24 YTD nd 2 highest net revenues in Equities financing and in FICC financing Pre-tax earnings: 5 164 332 AWM historical principal investments $ $ Record Management and other fees of $2.54 billion GreenSky 3 (21) General Motors (GM) Card (58) (118) (19) (97) FDIC special assessment fee 3 Record AUS of $2.93 trillion; $ 90 $ 96 th Total impact to pre-tax earnings 26 consecutive quarter of long-term fee-based net inflows 70 75 Impact to net earnings $ $ 0.21 0.22 Impact to EPS $ $ Increased quarterly dividend by 9% to $3.00 per common share in 3Q24 Impact to ROE 0.3pp 0.1pp 1

Financial Overview

Financial Results

$ in millions, except per share amounts	2Q24	vs. 1Q24	vs. 2Q23	2Q24 YTD	vs. 2Q23 YTD
Global Banking & Markets	$ 8,184	(16)%	14%	$ 17,910	15%
Asset & Wealth Management	3,878	2%	27%	7,667	22%
Platform Solutions	669	(4)%	2%	1,367	12%
Net revenues	12,731	(10)%	17%	26,944	17%
Provision for credit losses	282	(11)%	(54)%	600	35%
Operating expenses	8,533	(1)%	–	17,191	1%
Pre-tax earnings	$ 3,916	(25)%	126%	$ 9,153	60%
Net earnings	$ 3,043	(26)%	150%	$ 7,175	61%
Net earnings to common	$ 2,891	(26)%	170%	$ 6,822	64%
Diluted EPS	$ 8.62	(26)%	180%	$ 20.21	70%
ROE[1]	10.9%	(3.9)pp	6.9pp	12.8%	5.0pp
ROTE[1]	11.6%	(4.3)pp	7.2pp	13.8%	5.3pp
Efficiency Ratio[3]	67.0%	6.1pp	(11.4)pp	63.8%	(9.5)pp

Financial Overview Highlights

- 2Q24 results included EPS of $8.62 and ROE of 10.9%
  - 2Q24 net revenues were higher YoY, reflecting higher net revenues in Global Banking & Markets and Asset & Wealth Management
  - 2Q24 provision for credit losses was $282 million, reflecting net provisions related to the credit card portfolio (driven by net charge-offs)
  - 2Q24 operating expenses were essentially unchanged YoY, reflecting decreases driven by an impairment of goodwill related to Consumer platforms in 2Q23 and significantly lower impairments related to consolidated real estate investments, offset by increases from higher compensation and benefits expenses (reflecting improved operating performance) and higher transaction based expenses

Net Revenues by Segment ($ in millions)



$12,731
$8,184
$3,878
$669
$14,213
$9,726
$3,789
$698
$10,895
$7,189
$3,047
$659
2Q24
1Q24
2Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets

Financial Results

$ in millions	2Q24	vs. 1Q24	vs. 2Q23	2Q24 YTD	vs. 2Q23 YTD
Investment banking fees	$ 1,733	(17)%	21%	$ 3,813	27%
FICC	3,180	(26)%	17%	7,503	13%
Equities	3,169	(4)%	7%	6,480	8%
Other	102	750%	26%	114	N.M.
Net revenues	8,184	(16)%	14%	17,910	15%
Provision for credit losses	(55)	N.M.	N.M.	41	(78)%
Operating expenses	5,075	(2)%	19%	10,228	15%
Pre-tax earnings	$ 3,164	(29)%	11%	$ 7,641	17%
Net earnings	$ 2,458	(30)%	18%	$ 5,990	18%
Net earnings to common	$ 2,338	(31)%	18%	$ 5,715	18%
Average common equity	$ 76,071	1%	7%	$ 75,424	7%
Return on average common equity	12.3%	(5.7)pp	1.2pp	15.2%	1.4pp

Global Banking & Markets Highlights

- 2Q24 net revenues were higher YoY
  - Investment banking fees reflected significantly higher net revenues in Debt underwriting, higher net revenues in Equity underwriting and slightly higher net revenues in Advisory
  - FICC reflected higher net revenues in intermediation and significantly higher net revenues in financing
  - Equities reflected higher net revenues in intermediation, partially offset by slightly lower net revenues in financing
- Investment banking fees backlog[3] increased significantly QoQ, driven by Advisory and Debt underwriting
- 2Q24 select data[3]:
  - Total assets of $1.40 trillion
  - Loan balance of $123 billion
  - Net interest income of $815 million

Global Banking & Markets Net Revenues ($ in millions)



$8,184
$1,733
$3,180
$3,169
$102
$9,726
$2,080
$4,323
$3,311
$12
$7,189
$1,431
$2,711
$2,966
$81
2Q24
1Q24
2Q23
Investment banking fees
FICC
Equities
Other

3

Global Banking & Markets – Net Revenues

Goldman Sachs

Net Revenues

$ in millions	2Q24	vs. 1Q24	vs. 2Q23	2Q24 YTD	vs. 2Q23 YTD
Advisory	$ 688	(32)%	7%	$ 1,699	16%
Equity underwriting	423	14%	25%	793	34%
Debt underwriting	622	(11)%	39%	1,321	38%
Investment banking fees	1,733	(17)%	21%	3,813	27%
FICC intermediation	2,330	(33)%	12%	5,801	8%
FICC financing	850	–	37%	1,702	34%
FICC	3,180	(26)%	17%	7,503	13%
Equities intermediation	1,786	(10)%	17%	3,775	15%
Equities financing	1,383	5%	(3)%	2,705	–
Equities	3,169	(4)%	7%	6,480	8%
Other	102	750%	26%	114	N.M.
Net revenues	$ 8,184	(16)%	14%	$ 17,910	15%

Global Banking & Markets Net Revenues Highlights

- 2Q24 Investment banking fees were significantly higher YoY
  - Advisory net revenues were slightly higher
  - Equity underwriting primarily reflected an increase in convertible and initial public offerings
  - Debt underwriting primarily reflected a significant increase in leveraged finance activity
- 2Q24 FICC net revenues were higher YoY
  - FICC intermediation reflected significantly higher net revenues in interest rate products and currencies and higher net revenues in mortgages, partially offset by significantly lower net revenues in commodities and lower net revenues in credit products
  - FICC financing reflected significantly higher net revenues from mortgages and structured lending
- 2Q24 Equities net revenues were higher YoY
  - Equities intermediation reflected significantly higher net revenues in derivatives, partially offset by lower net revenues in cash products
  - Equities financing reflected significantly lower net revenues from portfolio financing, largely offset by significantly higher net revenues from prime financing

4

Asset & Wealth Management

Financial Results

$ in millions	2Q24	vs. 1Q24	vs. 2Q23	2Q24 YTD	vs. 2Q23 YTD
Management and other fees:					
Asset management	$ 1,099	(1)%	7%	$ 2,212	7%
Wealth management	1,437	7%	8%	2,776	8%
Total Management and other fees	2,536	3%	8%	4,988	8%
Incentive fees	46	(48)%	84%	134	72%
Private banking and lending	707	4%	(19)%	1,389	13%
Equity investments	292	32%	N.M.	514	N.M.
Debt investments	297	(14)%	51%	642	6%
Net revenues	3,878	2%	27%	7,667	22%
Provision for credit losses	(58)	(164)%	N.M.	(80)	85%
Operating expenses	3,037	4%	(7)%	5,971	(7)%
Pre-tax earnings	$ 899	3%	N.M.	$ 1,776	380%
Net earnings	$ 700	1%	N.M.	$ 1,392	383%
Net earnings to common	$ 673	3%	N.M.	$ 1,326	489%
Average common equity	$ 26,058	(2)%	(16)%	$ 26,213	(18)%
Return on average common equity	10.3%	0.4pp	13.4pp	10.1%	8.7pp

Asset & Wealth Management Highlights

- 2Q24 net revenues were higher YoY
  - Management and other fees primarily reflected the impact of higher average AUS
  - Private banking and lending net revenues reflected the impact of the sale of the Marcus loans portfolio in 2023 (including a gain of approximately $100 million related to the sale of substantially all of the remaining Marcus loans portfolio in 2Q23)
  - Equity investments primarily reflected net gains from real estate investments compared with significant net losses in 2Q23
  - Debt investments reflected significantly lower net losses from real estate investments, partially offset by significantly lower net interest income due to a reduction in the Debt investments balance sheet
- 2Q24 YTD pre-tax margin of 23%
- 2Q24 select data[3]:
  - Total assets of $193 billion
  - Loan balance of $44 billion, of which $34 billion related to Private banking and lending
  - Net interest income of $723 million
  - Total Wealth management client assets[6] of ~$1.5 trillion

Asset & Wealth Management Net Revenues ($ in millions)


$3,878
$2,536
$46
$707
$292
$297
2Q24
$3,789
$2,452
$88
$682
$222
$345
1Q24
$3,047
$2,354
$25
$874
$197
$(403)
2Q23
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Asset & Wealth Management – Assets Under Supervision

AUS Highlights[3]

- During the quarter, AUS increased $86 billion to a record $2.93 trillion
  - Net inflows across all asset classes
  - Net market appreciation in equity assets
- Total AUS net inflows of $71 billion during the quarter, of which:
  - $45 billion of net inflows in Third-party distributed client channel
  - $17 billion of net inflows in Institutional client channel
  - $9 billion of net inflows in Wealth management client channel

AUS Rollforward[3]

$ in billions	2Q24	1Q24	2Q23
Beginning balance	**$ 2,848**	$ 2,812	$ 2,672
Long-term AUS net inflows / (outflows)	**31**	24	8
Liquidity products	**40**	(39)	4
Total AUS net inflows / (outflows)	**71**	(15)	12
Acquisitions / (dispositions)	**–**	–	–
Net market appreciation / (depreciation)	**15**	51	30
Ending balance	**$ 2,934**	$ 2,848	$ 2,714

AUS by Asset Class[3]

$ in billions	2Q24	1Q24	2Q23
Alternative investments	**$ 314**	$ 296	$ 267
Equity	**735**	713	627
Fixed income	**1,147**	1,141	1,056
Long-term AUS	**2,196**	2,150	1,950
Liquidity products	**738**	698	764
Total AUS	**$ 2,934**	$ 2,848	$ 2,714

AUS by Client Channel[3]

$ in billions	2Q24	1Q24	2Q23
Institutional	**$ 1,063**	$ 1,048	$ 955
Wealth management	**865**	845	772
Third-party distributed	**1,006**	955	987
Total AUS	**$ 2,934**	$ 2,848	$ 2,714

2Q24 AUS by Region and Vehicle[3]



Region
70%
23%
7%
Americas
EMEA
Asia



Vehicle
56%
31%
13%
Separate accounts
Public funds
Private funds and other

6

Asset & Wealth Management – Alternative Investments

Goldman Sachs

Alternative Investments Highlights[3]

- 2Q24 Management and other fees from alternative investments were $548 million, up 5% compared with 2Q23
- During the quarter, alternative investments AUS increased $18 billion to $314 billion
- 2Q24 gross third-party alternatives fundraising across strategies was $22 billion, including:
  - $9 billion in corporate equity, $4 billion in credit, $4 billion in real estate and $5 billion in hedge funds and other
  - $287 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments declined by $3.3 billion to $40.7 billion
  - Historical principal investments[5] declined by $2.2 billion to $12.6 billion (attributed equity of $5 billion) and included $2.5 billion of loans, $3.1 billion of debt securities, $3.6 billion of equity securities and $3.4 billion of CIE investments and other

Alternative Investments AUS and Effective Fees[3]

$ in billions	2Q24 Average AUS		2Q24 Effective Fees (bps)
Corporate equity	$	115	76
Credit		56	70
Real estate		25	54
Hedge funds and other		70	59
Funds and discretionary accounts		266	68
Advisory accounts		38	18
Total alternative investments AUS	$	304	62

On-Balance Sheet Alternative Investments[3]

$ in billions	2Q24	
Loans	$	10.2
Debt securities		9.8
Equity securities		13.5
CIE investments and other[7]		7.2
Total On-B/S alternative investments	$	40.7

$ in billions	2Q24	
Client co-invest	$	19.6
Firmwide initiatives / CRA investments		8.5
Historical principal investments[5]		12.6
Total On-B/S alternative investments	$	40.7

Historical Principal Investments Rollforward

$ in billions	2Q24	
Beginning balance	$	14.8
Net mark-ups / (mark-downs)		–
Additions		0.2
Dispositions / paydowns[8]		(2.4)
Net change	$	(2.2)
Ending balance	$	12.6

7

Platform Solutions

Financial Results

$ in millions	2Q24	vs. 1Q24	vs. 2Q23	2Q24 YTD	vs. 2Q23 YTD
Consumer platforms	$ 599	(3)%	4%	$ 1,217	14%
Transaction banking and other	70	(13)%	(15)%	150	(4)%
Net revenues	669	(4)%	2%	1,367	12%
Provision for credit losses	395	62%	(27)%	639	(21)%
Operating expenses	421	(26)%	(57)%	992	(38)%
Pre-tax earnings / (loss)	$ (147)	(26)%	83%	$ (264)	78%
Net earnings / (loss)	$ (115)	(25)%	83%	$ (207)	77%
Net earnings / (loss) to common	$ (120)	(21)%	82%	$ (219)	76%
Average common equity	$ 4,347	(8)%	8%	$ 4,552	15%
Return on average common equity	(11.0)%	(2.6)pp	55.8pp	(9.6)%	37.1pp

Platform Solutions Highlights

- 2Q24 net revenues were slightly higher YoY
  - Consumer platforms reflected higher average credit card balances and higher average deposit balances, largely offset by the impact of the sale of GreenSky in 1Q24
  - Transaction banking and other reflected lower average deposit balances
- 2Q24 provision for credit losses of $395 million reflected net provisions related to the credit card portfolio (driven by net charge-offs)
- 2Q24 select data[3]:
  - Total assets of $61 billion
  - Loan balance of $17 billion
  - Net interest income of $704 million

Platform Solutions Net Revenues ($ in millions)



$669
$599
$70
2Q24
$698
$618
$80
1Q24
$659
$577
$82
2Q23
Consumer platforms
Transaction banking and other

8

Loans and Net Interest Income

Loans and Net Interest Income Highlights[3]

- 2Q24 loans were unchanged QoQ
  - Gross loans by type: $180 billion - amortized cost, $6 billion - fair value, $3 billion - held for sale
  - Average loans of $184 billion
  - Total allowance for loan losses and losses on lending commitments was $5.46 billion ($4.81 billion for funded loans)
    - $3.07 billion for wholesale loans, $2.39 billion for consumer loans
  - Net charge-offs of $359 million for an annualized net charge-off rate of 0.8%
    - 0.0% for wholesale loans, 8.4% for consumer loans
- 2Q24 net interest income increased 33% YoY, reflecting an increase in higher-yielding assets and a shift towards non-interest-bearing liabilities
  - 2Q24 average interest-earning assets of $1.56 trillion

Loans by Segment[3] ($ in billions)



$184
$184
$178
$123
$122
$110
$44
$45
$49
$17
$17
$19
2Q24
1Q24
2Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[3]

$ in billions	2Q24	1Q24	2Q23
Corporate	$ 35	$ 36	$ 38
Commercial real estate	27	27	28
Residential real estate	24	24	24
Securities-based lending	15	14	15
Other collateralized lending	67	67	54
Installment	–	–	5
Credit cards	19	19	17
Other	2	2	2
Allowance for loan losses	(5)	(5)	(5)
Total loans	$ 184	$ 184	$ 178

Metrics

2.7%
ALLL to Total Gross Loans, at Amortized Cost

1.5%
ALLL to Gross Wholesale Loans, at Amortized Cost

13.5%
ALLL to Gross Consumer Loans, at Amortized Cost

~80%
Gross Loans Secured

Net Interest Income by Segment ($ in millions)



$2,242
$1,608
$1,684
$815
$243
$202
$723
$691
$821
$704
$674
$661
2Q24
1Q24
2Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

9

Expenses Financial Results Expense Highlights n 2Q24 total operating expenses were essentially unchanged YoY vs. vs. vs. 2Q24 2Q23 — Non-compensation expenses were lower, reflecting: 2Q24 1Q24 2Q23 YTD YTD $ in millions o 2Q23 impairment of goodwill related to Consumer platforms (in depreciation and amortization) Compensation and benefits $ 4,240 (8)% 17% $ 8,825 14% o Significantly lower impairments related to consolidated real estate investments (in depreciation and amortization) Transaction based 1,654 10% 19% 3,151 13% o Partially offset by higher transaction based expenses — Compensation and benefits expenses were higher, reflecting improved operating Market development 153 – 5% 306 (4)% performance n 2Q24 YTD effective income tax rate was 21.6%, up from 21.1% for 1Q24, primarily due to a Communications and technology 500 6% 4% 970 2% decrease in the impact of permanent tax benefits 646 3% (59)% 1,273 (50)% Depreciation and amortization 3 Efficiency Ratio Occupancy 244 (1)% (4)% 491 (5)% 73.3% Professional fees 393 2% – 777 – 63.8% Other expenses 703 1% 4% 1,398 6% Total operating expenses $ 8,533 (1)% – $ 17,191 1% 873 (21)% 68% $ 1,978 55% Provision for taxes $ Effective Tax Rate 21.6% (0.7)pp 2Q24 YTD 2Q23 YTD 10

Capital and Balance Sheet

Goldman Sachs

Capital and Balance Sheet Highlights[3]

- Standardized CET1 capital ratio increased QoQ, primarily reflecting a decrease in credit RWAs
- Advanced CET1 capital ratio decreased QoQ, primarily reflecting an increase in credit RWAs
- As of October 1, 2024, the firm's Standardized CET1 capital ratio requirement will be 13.9%, reflecting an SCB of 6.4% (an increase of 90bps from the current SCB of 5.5%)
- Returned $4.43 billion of capital to common shareholders during the quarter
  - 8.0 million common shares repurchased for a total cost of $3.50 billion
  - $929 million of common stock dividends
- Increased the quarterly dividend from $2.75 to $3.00 per common share in 3Q24
- Deposits of $433 billion consisted of consumer $175 billion, private bank $94 billion, transaction banking $61 billion, brokered CDs $41 billion, deposit sweep programs $32 billion and other $30 billion
- BVPS increased 1.9% QoQ, driven by net earnings

Capital[3]

	2Q24	1Q24	4Q23
Standardized CET1 capital ratio	**14.8%**	14.6%	14.4%
Advanced CET1 capital ratio	**15.7%**	15.9%	14.9%
Supplementary leverage ratio (SLR)	**5.4%**	5.4%	5.5%

Selected Balance Sheet Data[3]

$ in billions	2Q24	1Q24	4Q23
Total assets	**$ 1,653**	$ 1,698	$ 1,642
Deposits	**$ 433**	$ 441	$ 428
Unsecured long-term borrowings	**$ 235**	$ 234	$ 242
Shareholders' equity	**$ 119**	$ 118	$ 117
Average GCLA	**$ 424**	$ 423	$ 414

Book Value

In millions, except per share amounts	2Q24	1Q24	4Q23
Basic shares[3]	**326.2**	334.3	337.1
Book value per common share	**$ 327.13**	$ 321.10	$ 313.56
Tangible book value per common share[1]	**$ 306.02**	$ 300.40	$ 292.52

11

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2023. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of targets and goals, (iii) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (iv) the firm’s prospective capital distributions (including dividends and repurchases), (v) the firm’s future effective income tax rate, (vi) the firm’s Investment banking fees backlog and future results, (vii) the firm’s planned 2024 benchmark debt issuances, (viii) the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, Asset & Wealth Management historical principal investments and the firm’s ability to transition the GM credit card are forward-looking statements. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, potential future changes to regulatory capital rules, which may not be what the firm expects. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from tax authorities. Statements about the firm’s Investment banking fees backlog and future advisory and capital market results are subject to the risk that advisory and capital market activity may not increase as the firm expects or that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including those in Ukraine and the Middle East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2024 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. Statements about the proposed or pending sales of Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these activities may deteriorate as a result of the proposed and pending sales, and statements about the process to transition the GM credit card are subject to the risk that a transaction may not close on the anticipated timeline or at all, including due to a failure to obtain requisite regulatory approvals. 12

Footnotes

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED JUNE 30, 2024	SIX MONTHS ENDED JUNE 30, 2024	JUNE 30, 2024	MARCH 31, 2024	DECEMBER 31, 2023
Total shareholders' equity	$ 118,842	$ 118,056	$ 119,463	$ 118,546	$ 116,905
Preferred stock	(12,366)	(11,867)	(12,753)	(11,203)	(11,203)
Common shareholders' equity	106,476	106,189	106,710	107,343	105,702
Goodwill	(5,895)	(5,899)	(5,893)	(5,897)	(5,916)
Identifiable intangible assets	(1,006)	(1,071)	(992)	(1,021)	(1,177)
Tangible common shareholders' equity	$ 99,575	$ 99,219	$ 99,825	$ 100,425	$ 98,609

2. Dealogic – January 1, 2024 through June 30, 2024.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2024: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets," (ii) assets under supervision (AUS) – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision," (iii) efficiency ratio – see "Results of Operations – Operating Expenses," (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics," (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2024: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

   Represents a preliminary estimate for the second quarter of 2024 for the firm's assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2024.

4. Includes selected items that the firm has sold or is selling related to the narrowing of the firm's ambitions in consumer-related activities and related to the transitioning of Asset & Wealth Management to a less capital-intensive business.

   In 2Q24, the FDIC notified banks subject to the special assessment fee of the updated estimated cost to the Deposit Insurance Fund resulting from the closures in 2023 of Silicon Valley Bank and Signature Bank. As a result, the firm recognized an incremental pre-tax expense of $19 million.

   Net earnings reflects the 2Q24 and 2Q24 YTD effective income tax rate for the respective segment of each item.

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Footnotes - Continued 5. Includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term (refers to a 3-5 year time horizon from year-end 2022). 6. Consists of AUS, brokerage assets and Marcus deposits. 7. Includes CIEs and other investments. CIEs are generally accounted for at historical cost less depreciation. Substantially all of the firm’s CIEs are engaged in commercial real estate investment activities. Assets held by CIEs of $4 billion as of June 30, 2024 were funded with liabilities of approximately $2 billion as of June 30, 2024. Substantially all such liabilities are nonrecourse, thereby reducing the firm’s equity at risk. 8. Includes approximately $0.2 billion of investments that were transferred from historical principal investments to client co-invest. 14